UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 16, 2009

CROCS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

6328 Monarch Park Place Niwot, Colorado	80503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 848-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

On March 16, 2009, John Duerden was appointed to the Board of Directors (the “Board”) of Crocs, Inc. (the “Company”), effective March 18, 2009.  Mr. Duerden will not serve on any committees of the Board or receive any compensation for his service on the Board.  Mr. Duerden’s employment agreement with the Company, dated February 24, 2009 (a copy of which was filed as an exhibit to the Form 8-K filed by the Company on March 2, 2009 (the “Form 8-K”)), provided that Mr. Duerden would be appointed to the Board.

As reported on the Form 8-K, Mr. Duerden was appointed President and Chief Executive Officer of the Company on February 24, 2009.  The effective date of Mr. Duerden’s appointment as President and Chief Executive Officer was March 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: March 20, 2009	By:	/s/ Russell C. Hammer
Russell C. Hammer,
Chief Financial Officer, Senior Vice President - Finance and Treasurer